UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 20, 2012

SIGMA LABS, INC.

(Exact name of registrant as specified in its charter)

Nevada	33-2783-S	82-0404220
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

223 East Palace Avenue, Suite B

Santa Fe, New Mexico 87501

_________________________

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:

(505) 438-2576

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Principal Executive Officer

Effective September 24, 2012, Sigma Labs, Inc. (“we,” “us,” “our” or the “Company”) appointed Mark Cola, the Company's current President and Chief Operating Officer, as the Company's Chief Executive Officer and principal executive officer. Mr. Cola remains President and Chief Operating Officer of the Company.

Mr. Cola, 52, was appointed as President, Chief Operating Officer and a director of the Company in September 2010. From June 2006 through April 2010, Mr. Cola served as Director of Operations for the Beyond6 Sigma Division of TMC Corporation.  In addition, Mr. Cola has over 28 years of experience in the aerospace and nuclear industries, including with Rockwell International, SPECO Division of Kelsey-Hayes Co., Westinghouse in the Naval Nuclear Reactors Program, Houston Lighting & Power, and within the NNSA Weapons Complex at Los Alamos National Laboratory. He has also worked as a Research Engineer at Edison Welding Institute and for Thermadyne’s Stoody Division, a leading manufacturer of wear-resistant materials.

At Beyond6 Sigma, Mr. Cola worked with a wide range of clients ranging from aerospace to defense systems.  His expertise is in manufacturing process development, friction welding, light alloys such as titanium and aluminum, mechanical, physical and welding metallurgy, and nickel-based super-alloys for harsh environments. Mr. Cola served as the Technical Co-Chairman for the inaugural National Nuclear Security Administration Future Technologies Conference held in May 2004, and he is a principal reviewer for the American Welding Society’s Welding Journal. Mr. Cola earned a B.S. in Metallurgical Engineering and an M.S. in Welding Engineering from Ohio State University.

Prior to Mr. Cola's appointment as the Company's Chief Executive Officer and principal executive officer, Richard Mah retired as Chief Executive Officer and principal executive officer of the Company, effective September 24, 2012. Mr. Mah will continue to serve as a member of the Company's board of directors and plans to provide the Company with consulting services in the future.

Appointment of Principal Financial Officer

Effective September 20, 2012, we appointed Monica Yaple, a financial consultant to the Company, as the Company's Chief Financial Officer/Treasurer and principal financial officer.

Monica Yaple, CPA, 33, has been providing accounting and consulting services for the Company since January, 2012.  Ms. Yaple has been practicing public accounting in New Mexico since 2001, and became a Certified Public Accountant in 2003.  She spent five years with Accounting & Consulting Group, a New Mexico regional public accounting firm.  She then was a partner of Griego Professional Services, an Albuquerque public accounting firm, for six years.  She is currently the sole owner of her own firm, Monica Yaple, CPA, where she provides accounting and consulting services for a variety of clients.  Ms. Yaple earned a Bachelor's in Business Administration from Hardin-Simmons University in Abilene, Texas.

There is no family relationship between Ms. Yaple and any of the Company’s officers and directors.

Prior to Ms. Yaple's appointment as the Company's Chief Financial Officer/Treasurer and principal financial officer, James Stout, the current Chairman of the board of directors of the Company, resigned as our Treasurer and principal accounting officer, effective September 20, 2012. Mr. Stout will continue to serve as Chairman of our board of directors.

ITEM 5.07      SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Annual Meeting of Stockholders

The Annual Meeting of stockholders of the Company was held on September 20, 2012. Our stockholders acted upon the following proposals at the Annual Meeting:

•	Proposal 1: to re-elect Richard Mah, James Stout, Mark Cola, Dr. Vivek Dave, Valerie Vekkos, Damon Giovanielli and Michael Thacker to our board of directors to serve as directors until the 2013 Annual Meeting of stockholders; and

•	Proposal 2: a proposal to ratify the selection of Pritchett, Siler & Hardy, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

Voting Results

Proposal 1: Richard Mah, James Stout, Mark Cola, Dr. Vivek Dave, Valerie Vekkos, Damon Giovanielli and Michael Thacker were re-elected as directors on the following vote:

	“FOR” votes	“WITHHELD” votes
Richard Mah	217,837,295	43,082
James Stout	217,837,295	43,082
Mark Cola	217,836,785	43,082
Dr. Vivek Dave	217,837,295	43,082
Valerie Vekkos	217,836,785	43,082
Damon Giovanielli	217,836,785	43,082
Michael Thacker	217,837,295	43,082

In addition, there were 43,933,493 broker non-votes in connection with this proposal.

Proposal 2: This proposal was approved with 261,738,621 “FOR” votes, no “AGAINST” votes and 75,249 “ABSTAIN” votes. There were no broker non-votes in connection with this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2012	SIGMA LABS, INC. By: /s/ Mark Cola Name: Mark Cola Title: President and Chief Executive Officer